Exhibit 10.5

NLIGHT, INC.
EXECUTIVE INCENTIVE COMPENSATION PLAN

1.                                      Purposes of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating Employees to (a) perform to the best of their abilities, and (b) achieve the Company’s objectives.

2.                                      Definitions.

(a)                                 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period, subject to the Committee’s authority under Section 3(d) to modify the award.

(b)                                 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Bonus Pool” means the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Committee may establish a Bonus Pool for each Performance Period.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f)                                   “Committee” means the committee appointed by the Board (pursuant to Section 5) to administer the Plan. Unless and until the Board otherwise determines, the Board’s Compensation Committee will be the Committee administering the Plan.

(g)                                  “Company” means nLIGHT, Inc., a Delaware corporation, or any successor thereto.

(h)                                 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

(i)                                     “Employee” means any Executive Officer or other selected employee of the Company or of an Affiliate, whether such individual is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

(j)                                    “Executive Officers” means members of the Company’s management team who are “officers” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

(k)                                 “Fiscal Year” means the fiscal year of the Company.

(l)                                     “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

(m)                             “Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Committee in its sole discretion. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Committee desires to measure some performance criteria over 12 months and other criteria over 3 months.

(n)                                 “Plan” means this Executive Incentive Compensation Plan, as set forth in this instrument (including any appendix hereto) and as hereafter amended from time to time.

(o)                                 “Target Award” means the target award, at 100% of target level performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3(b).

(p)                                 “Termination of Service” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

3.                                      Selection of Participants and Determination of Awards.

(a)                                 Selection of Participants. The Committee or the Company (with respect to Participants other than the Executive Officers), in its sole discretion, will select the Employees who will be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee or the Company, as applicable, on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Performance Periods.

(b)                                 Determination of Target Awards. The Committee or the Company (with respect to Participants other than the Executive Officers), in its sole discretion, will establish a Target Award for each Participant. The Target Awards may be expressed as a percentage of a Participant’s average annual base salary for the Performance Period or a fixed dollar amount or such other amount or based on such other formula as the Committee or the Company (with respect to Participants other than the Executive Officers) determines.

(c)                                  Bonus Pool. Each Performance Period, the Committee or the Company (with respect to Participants other than the Executive Officers), in its sole discretion, may establish a Bonus Pool, which pool may be established before, during or after the applicable Performance Period. Actual Awards will be paid from the Bonus Pool.

(d)                                 Discretion to Modify Awards. Notwithstanding any contrary provision of the Plan, the Committee or the Company (with respect to Participants other than the Executive Officers) may, in its sole discretion and at any time, (i) increase, reduce or eliminate a Participant’s Actual Award, and/or (ii) increase, reduce or eliminate the amount allocated to the Bonus Pool. The Actual

Award may be below, at or above the Target Award, in the Committee’s discretion or the Company’s discretion (with respect to Participants other than the Executive Officers). The Committee or the Company (with respect to Participants other than the Executive Officers) may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and will not be required to establish any allocation or weighting with respect to the factors it considers.

(e)                                  Discretion to Determine Criteria. Notwithstanding any contrary provision of the Plan, the Committee or the Company (with respect to Participants other than the Executive Officers), in its sole discretion, will determine the performance goals (if any) applicable to any Target Award (or portion thereof) which may include, without limitation, (i) attainment of engineering and research and development milestones, (ii) sales bookings and design wins, (iii) business, partnerships, divestitures and acquisitions, (iv) cash flow, (v) cash position, (vi) earnings (which may include any calculation of earnings, including, but not limited to, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net earnings), (vii) earnings per share, (viii) net income, (ix) net profit, (x) net sales, (xi) operating cash flow, (xii) operating expenses, (xiii) operating income (or loss), (xiv) operating margin, (xv) overhead or other expense reduction, (xvi) product defect measures, (xvii) product release timelines, (xviii) productivity, (xix) profit, (xx) return on assets, (xxi) return on capital, (xxii) return on equity, (xxiii) return on investment, (xxiv) return on sales, (xxv) revenue, (xxvi) revenue growth, (xxvii) sales results, (xviii) sales growth, (xxix) stock price, (xxx) time to market, (xxxi) total stockholder return, (xxxii) working capital, and (xxxiii) individual or departmental objectives, including hiring, managerial and employee objectives, peer reviews or other subjective or objective criteria. As determined by the Committee or the Company (with respect to Participants other than the Executive Officers), the performance goals may be based on generally accepted accounting principles (“GAAP”) or non-GAAP results and any actual results may be adjusted by the Committee or the Company (with respect to Participants other than the Executive Officers) for one-time items or unbudgeted or unexpected items and/or payments of Actual Awards under the Plan when determining whether the performance goals have been met. The performance goals may be on the basis of any factors the Committee or the Company (with respect to Participants other than the Executive Officers) determines relevant, and may be on an individual, divisional, business unit, segment or Company-wide basis. Any criteria used may be measured on such basis as the Committee or the Company (with respect to Participants other than the Executive Officers) determines, including, but not limited to, as applicable, (A) in absolute terms, (B) in combination with another performance goal(s) (for example, but not by way of limitation, as a ratio or matrix), (C) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (D) on a per-share basis, (E) against the performance of the Company as a whole or a segment of the Company and/or (F) on a pre-tax or after-tax basis. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the performance goals will result in a failure to earn the Target Award, except as provided in Section 3(d). The Committee or the Company (with respect to Participants other than the Executive Officers) also may determine that a Target Award (or portion thereof) will not have a performance goal associated with it but instead will be granted (if at all) in the sole discretion of the Committee or the Company (with respect to Participants other than the Executive Officers).

4.                                      Payment of Awards.

(a)                                 Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

(b)                                 Timing of Payment. Payment of each Actual Award shall be made as soon as practicable after the end of the Performance Period to which the Actual Award relates and after the Actual Award is approved by the Committee or the Company (with respect to Participants other than the Executive Officers), but in no event later than the later of (i) the fifteenth (15th) day of the third (3rd) month of the Fiscal Year immediately following the Fiscal Year in which the Participant’s Actual Award for any Performance Period is first no longer subject to a substantial risk of forfeiture, or (ii) March 15 of the calendar year immediately following the calendar year in which the Participant’s Actual Award for any Performance Period is first no longer subject to a substantial risk of forfeiture. Unless otherwise determined by the Committee or the Company (with respect to Participants other than the Executive Officers), to earn an Actual Award a Participant must be employed by the Company or any Affiliate on the date the Actual Award is paid.

It is the intent that this Plan be exempt from or comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment under this Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

(c)                                  Form of Payment. Each Actual Award will be paid in cash (or its equivalent) in a single lump sum. The Committee or the Company (with respect to Participants other than the Executive Officers) reserves the right, in its sole discretion, to settle an Actual Award with a grant of an equity award under the Company’s then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as the Committee or the Company (with respect to Participants other than the Executive Officers) determines in its sole discretion.

(d)                                 Payment in the Event of Death or Disability. If a Participant dies or is terminated due to his or her Disability prior to the payment of an Actual Award the Committee or the Company (with respect to Participants other than the Executive Officers) has determined will be paid for a prior Performance Period, the Actual Award will be paid to his or her estate or to the Participant, as the case may be, subject to the Committee’s discretion, or the Company’s discretion (with respect to Participants other than the Executive Officers), to reduce or eliminate any Actual Award otherwise payable.

5.                                      Plan Administration.

(a)                                 Committee is the Administrator. The Plan will be administered by the Committee. The Committee will consist of not less than two (2) members of the Board. The members of the Committee will be appointed from time to time by, and serve at the pleasure of, the Board.

(b)                                 Committee Authority. It will be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees will be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and the awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules.

(c)                                  Decisions Binding. All determinations and decisions made by the Committee, the Board, and/or any delegate of the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

(d)                                 Delegation by Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company. To the extent that under the terms of the Plan, discretion and decision making authority has been provided to “the Company” with respect to Participants other than Executive Officers, the Committee shall be deemed to have delegated such powers and discretion hereunder to the Company, and for such purposes, references to discretion and decisions of the Company shall be deemed to refer to discretion and decisions of the Executive Officers of the Company and their delegates.

6.                                      General Provisions.

(a)                                       Tax Withholding. The Company will withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

(b)                                       No Effect on Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) will not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.

(c)                                        Participation. No Employee will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

(d)                                       Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business or assets of the Company, merger, consolidation, or otherwise.

(e)                                        Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.

7.                                   Amendment, Suspension, Termination, and Duration.

(a)                                 Amendment, Suspension, or Termination. The Board and/or the Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. Except as may be set forth pursuant to the terms of the Plan, the amendment, suspension or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.

(b)                                 Duration of Plan. The Plan will commence on the date first adopted by the Board or the Compensation Committee of the Board, and subject to Section 7(a) (regarding the Board’s and/or Committee’s right to amend or terminate the Plan), will remain in effect thereafter until terminated.

8.                                   Legal Construction.

(a)                                 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

(b)                                 Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(c)                                  Requirements of Law. The granting of awards under the Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)                                 Governing Law. The Plan and all awards will be construed in accordance with and governed by the laws of the State of Washington, but without regard to its conflict of law provisions.

(e)                                  Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.

(f)                                   Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan.